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ISSC

Agreement for Consulting Services                                      [GRAPH]
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The Vendor Computer Generated Solutions("Vendor") and Integrated Systems
Solutions Corporation ("ISSC") agree that the terms and conditions in this document ("Agreement") and any applicable Statement of Work will apply to the services Vendor will render to ISSC as an independent consultant. For this Agreement, ISSC shall mean ISSC, its subsidiaries, its parent International Business Machines Corporation ("IBM") and IBM's subsidiaries.

1.0 ASSOCIATED CONTRACT DOCUMENTS
A Statement of Work (SOW) will describe the scope of services ("Project") that you will provide ISSC in response to ISSC's request for consulting services, any other applicable terms and compensation for such services. A separate Statement of Work will be required for each Project. The Statement of Work will become subject to this Agreement when signed by Vendor and ISSC. The SOW incorporates the terms and conditions of this Agreement until the SOW is termi-nated.
The following order of precedence shall control in the event of any conflict in terms and conditions:
  1. the Statement of Work,
  2. this Agreement.

2.0 SCOPE OF WORK
a. Vendor will provide the consulting services to ISSC set forth in the Statement of Work. The consulting services may include collaboration with and assistance to ISSC personnel or others employed or retained by ISSC.
b. Vendor will deliver to ISSC the deliverables described in the Statement of Work, upon the terms and conditions set forth therein.

3.0 TRAVEL AND LIVING EXPENSES
ISSC shall reimburse Vendor only for actual and reasonable travel and living expenses which are authorized in advance by ISSC and incurred in connection with services furnished under this Agreement. Travel and living expenses shall be billed at actual cost with supporting receipts consistent with ISSC travel guidelines. Per diem rates may be used if mutually agreed to in an engagement SOW.

4.0 INVOICES TO ISSC
Vendor will invoice ISSC for the services furnished and authorized travel and living expenses incurred hereunder during the term of this Agreement. ISSC shall make payments to Vendor for work performed within thirty (30) days after acceptance of such invoice. The invoice must reference the appropriate ISSC purchase order number.

5.0 COMPENSATION AND VENDOR SERVICES RATES
ISSC shall pay Vendor, as full compensation for the consulting services to be provided by Vendor to ISSC, a fee in the amount set forth in the Statement of Work. In no event will ISSC pay Vendor for services provided prior to or after the term specified in this Agreement, unless such term has been amended by a duly executed Change Authorization.
Rates that Vendor charges ISSC for services rendered under this Agreement are set forth in Schedule A and will be reviewed on an annual basis and will not increase more than 5% per year Vendor will be paid in accordance with rates specified in Schedule A as may be amended from time to time as described herein.

6.0 Training and Resource Availability
ISSC will provide Transformation 2000 Methodology and Tools training to Vendor. ISSC Transformation 2000 Services will maintain records of those Vendor employees who have attended Transformation 2000 Methodology training (and will be made available to Vendor on reasonable request).
Within 30 days of the signing of this Agreement, Vendor will identify to ISSC the minimum number of employees who will be dedicated to ISSC Transformation 2000 engagements by role (i.e., Engagement Manager, Project Manager, I/T Architect,, Tool Specialist, Team Leader, Sr. Systems Analyst, Systems Analyst, Application Programmer, Programmer/Analyst, Programmer, etc.). Vendor must make available, at a minimum, that number and skill level of employees throughout the Agreement.


ISSC0006-1                        October 01, 1996
Final                            Consulting Services                Page 1 of 7
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7.0 EQUIPMENT PROVISIONS
Vendor is responsible for providing the equipment, as defined in SOWs, necessary for its employees to successfully complete the SOWs.

8.0 CONFIDENTIALT OVERNMENT CLASSIFIED INFORMATION
a.  "Confidential Information" shall mean that information:
    1. disclosed to Vendor by ISSC or its clients in connection with and during the term of this Agreement;
    2. which relates to ISSC's or its client's past, present and future research, development and business activities;
    3. which has been identified to Vendor at the time of disclosure as Confidential Information of ISSC or its clients; and
    4. all Transformation 2000 materials.
    It shall also mean the deliverable items specified in this Agreement, including drafts and associated materials.

The term "Confidential Information" shall not mean any information which: is previously known to Vendor without obligation of confidence; or
    1. is previously known to Vendor without obligation of confidence;
    2. without breach of this Agreement, is publicly disclosed prior to or subsequent to your receipt of such information; or
    3. which is rightfully received by Vendor from a third party without obligation of confidence.
b. For three years from the date of disclosure, Vendor agrees to hold all such Confidential Information in trust and confidence for ISSC and not to use such Confidential Information other than for the benefit of ISSC. Except as may be authorized by ISSC in writing, for such period of time, Vendor agrees not to disclose any such Confidential Information, by publication or otherwise, to any person other than those persons whose services Vendor requires who have a need to know such Confidential Information for purposes of carrying out the terms of this Agreement or SOW, who agree in writing to be bound by, and comply with, the provisions of this Section, and who ISSC or its client has approved in writing for receipt of such Confidential Information.
c. Vendor may not copy any Confidential Information except as explicitly approved by ISSC or its clients in writing.
d. Vendor agrees to secure all writings, documents and other media that embody Confidential Information in locked files at all times when not in use to prevent its loss or unauthorized disclosure, and to segregate Confidential Information, at all times from the material of others.
e. Upon termination or expiration of this Agreement, Vendor will return to ISSC all written or descriptive matter including, but not limited to, drawings, blueprints, descriptions, or other papers, documents, tapes, or any other media which contains any such Confidential Information. In the event of a loss of any item containing such Confidential Information, Vendor shall promptly notify ISSC in writing.
f. In providing services under this Agreement, Vendor understands that ISSC does not wish to receive from Vendor and Vendor agree not to provide to ISSC directly or through others any information which may be considered confidential and/or proprietary to Vendor and/or to any third party.
g. In the event that this Agreement should pertain to any classified government contracts, Vendor shall not remove from ISSC premises any written matter or copies thereof pertaining to such classified government contracts without ISSC's permission and express written authority from the contracting officer or the agency which has cognizance of said contract. Unless specifically otherwise agreed to in writing by ISSC, Vendor will do all consulting work which involves access or use of government classified information at ISSC facilities or government facilities provided for such work and Vendor shall abide by all governmental and ISSC security regulations pertaining to classified government information or contracts.

9.0 RIGHTS IN DATA
a. All of the deliverable items of this Agreement prepared for or submitted to ISSC by Vendor under this Agreement, shall belong exclusively to ISSC and shall be deemed to be "Works Made for Hire." To the extent that any of the deliverable items may not, by operation of law, be Works Made for Hire, Vendor hereby assigns to ISSC the ownership of copyright in the deliverable items and ISSC shall have the right to obtain and hold in its own name copyrights, registrations and similar protection which may be available in the deliverable items. Vendor agrees to give ISSC or its designees all assistance reasonably required to perfect such rights.
b. To the extent that any materials preexisting this Agreement are contained in the deliverables Vendor provides or delivers under this Agreement, Vendor grants to ISSC an irrevocable, nonexclusive, world-wide, royalty-free license to:
    1. use, execute, reproduce, display, perform, distribute (internally or externally) copies of, and prepare derivative works based upon, such preexisting materials and derivative works thereof; and
    2. authorize others to do any, some or all of the foregoing.


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c.  Vendor may include in the deliverables only preexisting materials that are owned or licensable by Vendor, and shall identify such preexisting materials at the time of delivery to ISSC.
d. Vendor warrants that all of the deliverable items prepared for or delivered to ISSC by Vendor under this Agreement are Vendor's original works, and that no part of them is protected by any right of any third party, except to the extent that Vendor is licensed under such right to include such part in the deliverable items.

10.0 RIGHTS IN INVENTION
a. "Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement, whether or not patentable, that is conceived or reduced to practice in Vendor, performance of consulting services. Vendor shall promptly apprise ISSC in writing of each Invention and why Vendor believes it is new. Vendor shall own each Invention except:
    1. Inventions made solely by ISSC personnel;
    2. Inventions Vendor makes with any of ISSC's employees, which shall be jointly owned by Vendor and ISSC.
b. With respect to Inventions that Vendor owns, Vendor shall promptly apprise ISSC whether and in what countries Vendor will seek patent protection, including utility model registrations. ISSC shall own and may through itself or through, its designee seek patent protection for itself for, or may publish, Inventions in any country in which Vendor does not seek patent protection (whether Vendor apprises ISSC or fails to apprise ISSC of such countries), and Vendor shall provide at its expense all reasonable assistance to ISSC in seeking patent protection.
c. Vendor and ISSC each hereby grant to the other under all Inventions, applications filed on such Inventions and patent issuing thereon
    (including utility models by excluding those relating to appearance designs) a worldwide, irrevocable, nonexclusive, non-transferable, and royalty-free license to make, have made, use, have used, lease, sell and other-wise transfer any product and to practice and have practiced any method.
    The licensee may grant revocable or irrevocable sublicenses to its Affiliates, and such Affiliates may grant such sublicenses to their Affiliates.
d. "Affiliate" shall mean a corporation or other entity now or hereafter controlling, controlled by or under common control with, a party hereto, but such corporation or other entity shall be deemed to be an Affiliate only so long as such control exists. The term "control", as used herein, shall mean the legal, beneficial or equitable ownership, directly or indirectly, of more than 50% of the aggregate of all voting equity interests in such corporation or other entity.
e. With respect to jointly-owned Inventions, Vendor and ISSC shall share equally in the expenses of seeking and maintaining patent protection, except that either party at its own expense may seek and maintain patent protection for both parties if the other party declines to share the expenses. Vendor and ISSC may each license others without accounting under such Inventions and patents issuing thereon.
f. With respect to Inventions relating to an appearance design and design layouts for mask works, Vendor shall provide, at ISSC's expense, whatever assistance ISSC requests in seeking and maintaining patent protection.
g. Nothing in this Agreement provides Vendor or ISSC any rights under any other Invention. In performing consulting services, Vendor shall not knowingly design or develop anything that infringes a patent or copyright of another person, and Vendor shall promptly apprise ISSC in writing of any such patent or copyright of which Vendor become aware.

11.0 WARRANTIES, REPRESENTATIONS AND CERTIFICATIONS
a. Vendor represents and warrants that Vendor is under no obligation or restriction nor will Vendor assume any such obligation or restriction which would in any way interfere or be inconsistent with, or present a conflict of interest concerning, the services to be furnished by Vendor under this Agreement.
b. Vendor warrants that Vendor and its employees will not use the ISSC Transformation 2000 Methodology in any non-ISSC Year 2000 engagements. Vendor warrants that it will use the ISSC Transformation 2000 Methodology and tools in all ISSC Year 2000 engagements unless otherwise agreed to, in writing, with ISSC.
c. Vendor warrants that it will not form any similar subcontracting relationship with any other Year 2000 compliance or conversion services provider while performing services under this Agreement or SOWs. Vendor warrants that it will not further engage with an ISSC Transformation 2000 client for any services for a period of 12 months following its completion of any ISSC Transformation 2000 engagement without the written approval of ISSC.

12.0 GENERAL PROVISIONS
a. Any terms of this Agreement which by their nature extend beyond its expiration or termination remain in effect until fulfilled. Vendor agrees to comply, and do all things necessary for ISSC to comply, with all applicable federal, state and local laws, regulations and ordinances, including, but not limited to, the Foreign Corrupt Practices Act, the regula tions of the United States Department of Commerce relating to the Export of Technical Data and Federal Government security requirements for safeguarding classified information, in so far as they relate to the services to be performed under this Agreement. Vendor agrees to obtain the required government approvals and related documents prior to export of any technical data disclosed to Vendor or the direct product related thereto.



ISSC0006-1                        October 301,1996
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b. Vendor agrees that neither Vendor nor any of your agents or employees will export or re-export any Confidential In information of ISSC or its clients, nor any process, product or service that is produced as a result of the use of such Confidential Information, to any country specified in such regulations as a prohibited destination, without first obtaining U.S. Government approval, by application through ISSC. Upon request, ISSC will advise Vendor of the countries then specified as prohibited destinations.
c. Vendor shall not subcontract services under this Agreement unless specifically identified and approved by ISSC in an SOW.
d. Vendor shall not place former IBM or ISSC employees on IBM or ISSC premises without the written concurrence of ISSC.
e. Vendor shall comply with ISSC's practice prohibiting the receipt of payments or gifts, for any purpose, by an employee or others associated with ISSC.
f. The relationship between Vendor and ISSC shall be that of an independent contractor, and neither Vendor nor any person employed by Vendor shall be deemed to be an employee of ISSC for any purpose whatsoever.
g. This Agreement does not obligate ISSC to issue any SOWs or Purchase Order(s) to Vendor.

13.0 VENDOR EMPLOYEES
Vendor confirms the existence of agreements (for example, nondisclosure agreements) with each of Vendor's employees or others whose services Vendor require to enable compliance with all the terms of this Agreement, and Vendor:
a. shall provide ISSC with information identifying all employees or others whom Vendor will utilize to perform services under this Agreement; and
b. upon ISSC's request, shall provide ISSC a copy of any such agreements.
c. If through actions of Vendor, any Vendor employee is removed from an engagement for any reason within the first 30 days of placement on a particular engagement, ISSC will have no obligation to pay Vendor for work performed by that Vendor employee.

14.0 TERMINATION
a. ISSC may terminate for convenience this Agreement with 30 days prior written notice. ISSC may terminate any Statement(s) of Work and/or Purchase Order(s), or any portions thereof, by written notice. Upon receipt of such notice, Vendor must immediately stop all activities associated with the terminated Agreement and/or Statement(s) of Work and/or Purchase Order(s). Vendor will be paid for the work performed through the date of termination when ISSC receives the Services and Materials specified in the notice. Such payment shall constitute ISSC's entire liability.
b. In the event of a default by Vendor, ISSC will provide Vendor written notice thereof. If the default is not remedied within ten days or within the time stated in the notice, which ISSC may revise in writing pursuant to discussion with Vendor, ISSC may terminate this Agreement, the applicable Statement(s) of Work, the Purchase Order(s), or any portion thereof. In such event ISSC may require payment from Vendor for any replacement of services fees incurred
c. In the event of any termination of this Agreement, a Statement of Work or Purchase Order, Vendor agrees to promptly provide ISSC with all Materials, Inventions, Program Products and other items associated with the Statement of Work and/or Purchase Order and otherwise comply with the terms and conditions of this Agreement and the Statement of Work and/or Purchase Order with respect to intellectual property rights.
d. Vendor may terminate this Agreement without cause with 120 days prior written notice.
e. Vendor may terminate this Agreement with cause upon 30 days prior written notice. ISSC shall have 30 days to cure the default.
f. If the Agreement is terminated by Vendor for cause, any SOWs not the cause of the termination shall survive the termination of the Agreement, until they are completed or otherwise terminated as set forth in this Agreement.
g. If the Agreement is terminated by Vendor not for cause, all SOWs shall survive the termination of the Agreement until they are completed or otherwise terminated as set forth in this Agreement.
h. If Vendor provides notice of termination of the Agreement as described herein, ISSC may still add additional SOWs to the Agreement during the notice period.
i. Vendor can terminate an SOW for cause upon 30 days prior written notice. ISSC shall have 30 days to cure the default.
j. Vendor cannot otherwise terminate an SOW.

15.0 DEFAULT
In the event of default, either party shall have all remedies which may be available to it in law or equity.


ISSC0006-1                   October 301, 1996
Final                       Consulting Services                  Page 4 of 7
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16.0 CONFLICT OF INTEREST
a. In performing the required services under this Agreement, it is your responsibility to avoid:
   1. any actual or apparent conflict between your duties or obligations to other parties, including the Federal Government, and such duties and obligations assumed under this Agreement; and
   2. disclosure of information which would, or would appear to, violate such duties and obligations to third parties.
b. In the performance of this Agreement, Vendor shall not make or participate in any marketing calls or contacts with the Federal Government or others which might create the possibility or appearance of a conflict of interest.
c. It is understood that Vendor are not now consulting with matters which conflict or appear to conflict with the subject matter of this Agreement. It is agreed that, if subsequent to the execution of this Agreement, Vendor find that a conflict, or what may appear to be a conflict, develops because of a relationship created or intended to be created between Vendor and any third party, Vendor shall immediately notify ISSC who shall have the right, at its sole discretion, to terminate this Agreement on twenty-four hours notice. Upon exercise of such right of termination, ISSC's only obligation to Vendor shall be to reimburse Vendor for services rendered to the date of termination.

17.0 SOLE AGREEMENT
This Agreement shall supersede all prior agreements and understandings between the parties respecting the subject matter hereof. This Agreement may not be changed or terminated orally by or on behalf of either party. In the event of conflict between the body of this Agreement and the Statement of Work, the Statement of Work shall prevail.
18.0 TRADEMARK
Notwithstanding any other provisions of this Agreement, Vendor shall have no right to use the trademark of ISSC or IBM, or trade name, or to refer to this Agreement or the services performed hereunder directly or indirectly, in connection with any product, promotion or publication without the prior written approval of ISSC or IBM, as applicable.

19.0 APPLICABLE LAWS
Each party shall, at its own expense, comply with all laws and regulations of federal, state, and local government authorities relating to its obligations under this Agreement.
The laws of New York govern this Agreement and any disputes hereunder shall be heard by the Federal District Court for the Southern District of NY.


20.0 NOTICES
Any notice required or permitted under this Agreement will be sent to the Contract Coordinators named below, and shall be effective upon receipt as demonstrated by reliable written confirmation (for example, certified mail receipt, courier receipt or facsimile receipt confirmation sheet).






Contract Coordinators:



ISSC0006-1                       October 301,1996
Final                          Consulting Services               Page 5 of 7
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For ISSC:
Integrated Systems Solutions Corporation
Route 100
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Address
Somers, NY 10859
                ------------------------
City, State, Zip code
Attention: Marlene Uris
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Facsimile: - 914-766-8440
                         ---------------
For Vendor:
Computer Generated Solutions, Inc.
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Address
1675 Broadway, 31st Floor, New York, N.Y. 10019
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Attention: Victor Friedman
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Facsimile:  (212) 408-3938
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With copy to:
Integrated Systems Solutions Corporation
Rte 100
Address
Somers, NY 10589
City, State, Zip code
Attention: ISSC General Counsel
Facsimile: 914-766-8444

21.0 INSURANCE AND INDEMNITY
a. Vendor shall secure and maintain adequate Workmen's Compensation Insurance in accordance with the law of the state wherein the services are to be performed. Vendor further agree to maintain comprehensive general and vehicular liability insurance for claims for damages because of bodily injury (including death) and property damage, caused by or arising out of acts or omissions of your employees. The minimum limits of such insurance shall be $1,000,000 for each person, $1,000,000 for each accident because of bodily injury and $1,000,000 because of property damage for each accident.
b. The insurance required by this provision shall be effected prior to commencement of effort and/or services by Vendor on ISSC premises and notification of its placement furnished to ISSC by Vendor no later than five days prior to such commencement. Should ISSC request, Vendor shall furnish or cause to be furnished to ISSC, certificates of such insurance prior to the commencement of effort and/or services on ISSC premises. In no event, shall any such Insurance be canceled prior to completion of effort without prior written notice to ISSC by your insurance carrier.
c. Vendor assumes full and complete responsibility for any and all risks in connection with the services furnished by Vendor under this Agreement. Vendor shall indemnify, defend and hold harmless ISSC, its officers, agents and em-ployees, from and against any and all claims, actions, suits, expenses, losses, liabilities, and damages (including attorneys' fees and expenses) arising out of or in connection with services provided under this Agreement, including, without limitation, any of the foregoing arising out of or in connection with the obligations and representations by Vendor pursuant to Rights in Data and Rights in Invention Sections and all such damages arising from or related to its breach or threatened breach of the provisions of Warranties, Representations and Certifications Section b-e. Ven dor agrees that for the purpose of compliance with the requirements of the Occupational Safety and Health Act of 1970, services performed for ISSC shall be deemed entirely within your responsibility. Vendor will notify ISSC promptly, in writing, if a charge of noncompliance with such act has been filed against Vendor in connection with services being performed by Vendor in ISSC owned or leased premises. Under no circumstances is either party liable for economic consequential damages, (including lost savings or profits) or incidental damages even if advised of their possibility.

22.0 ASSIGNMENT
ISSC may assign this Agreement to its parent, IBM, without the consent of Vendor.


ISSC0006-1                       October 301,1996
Final                          Consulting Services               Page 6 of 7
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THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND
AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SERVICES DESCRIBED HEREIN CONSISTS OF 1) THS AGREEMENT, 2) ANY STATEMENT(S) OF WORK, 3) ANY CHANGE AUTHORIATION(S), AND 4) ANY OTHER AGREEMENTS REFERENCED HEREIN. THIS STATEMENT OF THE AGREEMENT SUPERSEDES ALL PROPOSALS OR OTHER PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THIS SUBJECT.

Accepted by:
Integrated Systems Solutions Corporation
{d/b/a ISSC, Inc,}

By: /s/ B.D. Clendenin
   --------------------------------------
           Authorized Signature

B.D. Clendenin          11/7/96
              ---------------------------
Name                   DAte

Director, External Relations
Address:
Rte 100
Somers, NY 10589

Accepted by:
Vendor


By: /s/ Victor Friedman
   ------------------------------------
            Authorized Signature

Victor Friedman            11/01/96
---------------------------------------
Name (Type or Print)           Date

Computer Generated Solutions, Inc.
Address:  1675 Broadway, 31st Fl.
New York, N.Y. 10019

ISSC0006-1                           October 31, 1996
Final                               Consulting Services         Page 7 of 7